                                   EXHIBIT 4.1

                             SUBSCRIPTION AGREEMENT
                              AND INVESTMENT LETTER

----------------
Date

To the Board of Directors
Belmac Corporation
One Urban Centre, Suite 550
4830 West Kennedy Boulevard
Tampa, Florida 33609-2517

                  Re:      Subscription to Purchase Private
                           Placement Units of Belmac Corporation
                           -------------------------------------

Gentlemen:

         This will acknowledge that the undersigned hereby agrees to irrevocably purchase from Belmac Corporation (the "Company" or "Belmac"), a corporation organized under the laws of the State of Florida in February 1974, ____________ unit(s) (collectively the "Units") at a price of $60,000 per Unit. The Unit(s) to be purchased by the undersigned is (are) part of a private placement of securities (the "Private Placement") by the Company of up to 12 Units which is being effected on an best efforts basis by the Company. Accordingly, there is no minimum number of Units that must be sold in order for the Private Placement to become effective. The Company reserves the right to sell fractions of a Unit.

         If all of the Units are sold, the Company will receive an aggregate of $720,000 less the expenses of this Private Placement which management estimates will approximate $100,000, including the fee payable to Coleman & Company Securities, Inc. ("Coleman") described below. Coleman, a member of the New York Stock Exchange, is acting as the placement agent for the Company in placing this Private Placement. Coleman will receive a fee equal to 10% of the aggregate purchase price of the Units sold plus an advance against future fees in an amount equal to 10% of the aggregate purchase price of any additional Units beyond the first eight which are sold. The Private Placement will terminate on the sooner to occur of the sale of all of the Units or September 17, 1995, unless extended for an additional 15 days by the mutual consent of the Company and Coleman. The undersigned understands that the information provided to him with respect to the Company has not been independently verified by Coleman. Accordingly, there is no representation by Coleman as to the completeness or accuracy of such information.






                                                                  Initial ____

                               Page 1 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.



         Payment for the Units shall be made by check, payable to Citibank N.A.-Belmac Corporation Escrow Account, and delivered to Coleman, together with an executed copy of this Subscription Agreement and Investment Letter. Payment may be made by wire transfer pursuant to instructions available on request from Coleman.

         Each Unit consists of a note (collectively, the "Notes") in the principal amount of $60,000, bearing interest at the annual rate of 12% payable quarterly, and 10,000 shares (the "Unit Shares") of the Company's common stock (the "Common Stock"). The Notes and Unit Shares will be immediately detachable.

         The undersigned understands that the Company is in the process of effecting a one for ten reverse split of its Common Stock. Accordingly, the Unit Shares and any shares of Common Stock into which the Note may be converted as provided herein will be issued only upon completion of the reverse split and listing such shares on the American Stock Exchange. All numbers of shares referred to herein assume completion of the reverse split.

         The principal of each Note is due and payable on the closing of a Public Offering (as defined below). In the event that a Public Offering is not completed by July 31, 1996, the principal of each Note will be converted automatically into Common Stock at a price of $3.00 per share. The Company will pay all accrued but unpaid interest to the Note holder on the conversion date.

         The Notes will not be secured and will be subordinated to all "Senior Debt" as that term is defined therein. The Notes will not be personally guaranteed and there will be no sinking fund, trustee or indenture with respect thereto.

         The principal of each Note will be immediately convertible at the option of the holder thereof into Common Stock at the price of $3.00 per share upon 15 days notice to the Company. Interest accrued but unpaid at the time a holder voluntarily converts his Note will be forgiven. The undersigned understands that if a Public Offering is not completed by July 31, 1996, he will be required to convert the principal of his Note into Common Stock at a price of $3.00 per share. The conversion price is subject to adjustment in accordance with the terms of the anti-dilution provisions set forth in the Notes.

         The   undersigned   understands   that   the   Company    and   Coleman
are  contemplating  a   public  offering  (the  "Public  Offering")   subsequent
to   the   completion   of   the   Private   Placement.   Any




                                                                   Initial ____

                               Page 2 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


registration statement ("Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") will include provisions for the registration of the Unit Shares and the shares of Common Stock underlying the Nots (the "Underlying Shares"). The undersigned acknowledges that no assurance can be given that the Registration Statement, if filed, will be declared effective by the Commission or, if it is, that the Public Offering will ever be successfully completed. Accordingly, he warrants and represents to the Company that he is purchasing the Units without relying on the occurrence of the Public Offering.

         If the Registration Statement is not filed, or if filed and is not declared effective, the holders of a majority of the Unit Shares and the Underlying Shares will have the right, on one occasion only through December 31, 1997, to demand that the Company register the Unit Shares and Underlying Shares with the Securities and Exchange Commission (the "Commission") and use its best efforts to have such registration statement declared effective.

         The undersigned is aware that the Company will use the net proceeds of this Private Placement, which management estimates will approximate $620,000 if all of the Units are sold, primarily for payment of general and administrative expenses and working capital. To the extent that less than all of the Units are sold, less money will be available for these purposes. The undersigned understands and acknowledges that the Company will be required to obtain additional financing, such as that contemplated by the Public Offering, in order to continue to operate its business over the next 12 months.

         The undersigned acknowledges that the Units, and the underlying Notes and Unit Shares (the "Underlying Securities") he is purchasing, as well as any Underlying Shares into which the Notes may be converted, have not been registered under the Act or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon the representations and agreements being made by him herein, the Units and Underlying Securities are being sold to him pursuant to an exemption from such registration provided by Sections 4(2) and 4(6) of the Act and applicable state securities law qualification exemptions. The undersigned further acknowledges that the basis for the exemption may not be available if, notwithstanding such representations, he intends merely acquiring these securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned represents and warrants that he does not have any such intention. The undersigned agrees that the documentation representing the Underlying Securities to be received by him, as well as the certificates representing any Underlying Shares into which the Notes may be





                                                                   Initial ____

                               Page 3 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


converted, will bear a legend indicating that transfer of these securities is restricted by reason of the fact that they have not been so registered or qualified.

         The undersigned represents that he is acquiring the Units and Underlying Securities solely for his own account as principal and not as a nominee or agent, for investment purposes only and not with a view to resale or other distribution or fractionalization thereof, nor with the intention of selling,transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. The undersigned further understands and agrees that the securities may be sold only if they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of the Company's counsel, an exemption from such registration and qualification is available, and that any routine sales of securities made in reliance upon Rule 144 promulgated by the Commission can be made only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule. He also understands that, except as otherwise set forth herein, the Company is under no obligation to register the Units or Underlying Securities on his behalf or to assist him in complying with any exemption from registration under the Act.

         The undersigned represents and warrants that he has received a copy of the Note, the Company's Form 10-K for the year ended June 30, 1995, the Company's Proxy statement for the Company's June 9, 1995 Annual Meeting, and the Company's 1994 Annual Report, (collectively the "Information Documents") and that he has read and understood these documents.

         The undersigned also represents and warrants that he (i) has reviewed such other documents as he deems necessary in order for him to make an informed investment decision; and (ii) is fully aware of the Company's current business prospects and weak financial condition as set forth below and in the Information Documents. Except as may be provided in this Subscription Agreement and Investment Letter and in the Information Documents, he warrants that no representations, statements or inducements were made to him to purchase the Units.

         Based on the foregoing, the undersigned acknowledges that he is aware that Belmac is an international pharmaceutical and healthcare company based in Tampa, Florida, engaged primarily in the research, development, marketing
and  distribution  of  pharmaceutical   and   healthcare   products.





                                                                   Initial ____

                               Page 4 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


The Company has chemical and pharmaceutical operations in France and Spain as a result of its 1991 acquisition of Chimos S.A. and the establishment of a French pharmaceutical subsidiary, Laboratoires Belmac S.A. (these two French entities have since been merged into one entity named and referred to herein as "Chimos") and the 1992 acquisition of Rimafar S.A. (subsequently renamed and referred to herein as "Laboratorios Belmac"), respectively. The Company's operations in France consist of the brokerage of chemicals and the marketing of the drug Ceredase, manufactured by the Boston, Massachusetts-based Genzyme Corporation. Ceredase is used in the treatment of Gaucher's Disease. The Company uses its facility in Spain to manufacture, package and distribute both its own and other companies' pharmaceutical products. The Company has expanded its healthcare product distribution business into the United States through the establishment of Belmac Healthcare Corporation, Belmac Hygiene, Inc. and Belmac Health Corp. Belmac Healthcare Corporation markets disposable linens to emergency health services. Research and development activities are conducted both in the United States and Europe. The undersigned is also aware of the following:

         1. HISTORY OF OPERATING LOSSES; ACCUMULATED DEFICIT; UNCERTAINTY OF FUTURE FINANCIAL RESULTS. As of March 31, 1995, the Company had a cumulative deficit of approximately $62,042,000. The Company has realized significant losses in the past and could have quarterly and annual losses in the future. The Company has only recently begun to generate significant revenue and has not generated any profits from operations. The Company experiences quarter to quarter fluctuations in revenues and profits and/or losses, some of which could be significant. Consequently, the Company may continue to operate at a loss for the foreseeable future and there can be no assurance that the Company's business will ever operate on a profitable basis.

         2. NO ASSURANCE OF SUCCESSFUL AND TIMELY DEVELOPMENT OF NEW PRODUCTS. Although the Company was founded in 1974, it has only recently begun to generate meaningful revenue from product-related sales. The Company has made significant progress toward commercialization of specific products and has commenced commercialization of others. The Company is now generating revenues from sales of products of its subsidiaries Chimos and Laboratorios Belmac which, as noted above, were acquired by the Company in August 1991 and February 1992, respectively. Substantial amounts of time and financial and other resources will be required to complete the development and clinical testing of the Company's products currently under development including the tablet formulation of Biolid(R), the Company's macrolide antibiotic. Although over the last several months the Company has continued its existing limited research and development program, due to its limited cash resources, it has suspended additional research and development activities during such period pending receipt of additional financing. There is no assurance that the Company will receive



                                                                   Initial ____

                               Page 5 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


additional   funding   necessary  to  commence  full  research  and  development
activities or that it will otherwise succeed in developing any additional products with commercially viable applications.

         Although the Company has a number of products in various stages of development, including pre-clinical and clinical trials, it has not yet substantially marketed any of these products other than Biolid(R) in France, the marketing of which has since been suspended (see "Risks Inherent in Pharmaceutical Development; Dependence on Regulatory Approvals" below). There can be no assurance that the Company will be able to develop large scale production of any particular product for clinical trials or eventual commercial production. The marketing of certain of the Company's products could be adversely affected by delays in developing large-scale production processes, developing or acquiring production facilities or obtaining regulatory approval for such processes or facilities.

         3. ADDITIONAL FINANCING REQUIREMENTS. Belmac's pharmaceutical products being developed and which may be developed will require the investment of substantial additional time as well as financial and other resources in order to become commercially successful. Following the development period, the Company's products will generally be required to undergo lengthy governmental approval processes, including extensive clinical testing, followed by market development. The Company's operating revenues and cash resources may not be sufficient over the next several years for the commercialization by itself of all products currently in development. Consequently, the Company may require additional licenses or partners and/or additional financing. The Company believes that careful management of its research and development activities, together with the net proceeds from this Offering and the proposed Public Offering, will provide sufficient liquidity to enable it to conduct its existing operations through the end of 1995. Belmac further believes, however, that by controlling and managing its expenses, the funds on hand together with the proceeds of this Offering and the proposed Public Offering, the sale or license of certain of its assets which are no longer a part of its strategic plan, or the entering into joint ventures with other entities will be sufficient for it to continue its operations for the foreseeable future. There can be no assurance, however, that the Company can conclude such commercial arrangements or obtain additional capital when needed on acceptable terms, if at all.

         4. INDEPENDENT AUDITORS' REPORT. Because Belmac continues to sustain losses, the opinion of its independent auditors with respect to its financial statements will include an explanatory paragraph as to the uncertainty of the Company's ability to continue as a going concern without


                                                                   Initial ____

                               Page 6 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


additional funds. The ability of Belmac to continue as a going concern is dependent upon the successful completion of this Private Placement and the Public Offering and/or receiving sufficient revenue from its operations.

         5. RISKS INHERENT IN PHARMACEUTICAL DEVELOPMENT; DEPENDENCE ON REGULATORY APPROVALS. The process of creating, scaling-up, manufacturing and marketing any new human pharmaceutical is inherently risky. There can be no assurance that any drug under development will be safe and effective. Moreover, pharmaceutical products are subject to significant regulation. Any human pharmaceutical product developed by the Company would require the approval of the Food and Drug Administration ("FDA") in the United States and similar agencies in other countries. The process of obtaining these approvals is costly and time-consuming, and there can be no assurance that such approvals will be granted. In general, only a small percentage of new pharmaceutical products achieve commercial success. Such governmental regulation may prevent or substantially delay the marketing of the Company's products and may cause Belmac to undertake costly procedures with respect to its research and development and clinical testing operations which may furnish a competitive advantage to more substantially capitalized companies which compete with the Company. In addition, the Company is required in connection with a number of its activities, to comply with local, state and federal regulations. Non-compliance with these regulations could have a material adverse effect on the Company and/or prevent the commercialization of the Company's products.

         In 1994 the French regulatory authority requested further documentation regarding the chemical process/characteristics of Belmac's sachet formulation of Biolid(R). Until this additional information has been reviewed and approved, the regulatory authority has requested that marketing of the product be suspended. Although the Company regards this administrative action as unwarranted in view of the existing safety and efficacy experience to date in France, it has determined not to challenge the administrative decision in light of its previously announced decision to develop the tablet formulation for Biolid(R). The Company believes that the actions of the French regulatory agency should have no bearing on the development of and approval process for a Biolid(R) tablet formulation elsewhere, of which there can be no assurance. Once it receives regulatory clearance, the Company intends to again evaluate its alternatives regarding the sachet formulation, including the possibility of seeking a licensee or buyer for the product's rights in France.

         6. DEPENDENCY ON OTHERS. The Company relies on outside sources to supply certain raw materials such as erythromycin ethyl succinate. The
Company  relies  on  outside  contractors  for  manufacturing  of  its  products
in   France   and   expects   to   rely   at   least   partially   on   contract


                                                                   Initial ____

                               Page 7 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


manufacturing in Spain and in other countries. The Company may also need to utilize third parties for distribution of its products.

         7. UNCERTAINTY OF PHARMACEUTICAL PRICING, PROFITABILITY AND RELATED MATTERS. The levels of revenues and profitability of pharmaceutical companies may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of health care through various means. For example, in certain foreign markets pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar government control. While Belmac cannot predict whether any such legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on the Company's business, financial condition and profitability. In addition, in both the United States and elsewhere, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans. Third party payors are increasingly challenging the prices charged for medical products and services. If the Company succeeds in bringing one or more products to the market, there can be no assurance that these products will be considered cost effective and that reimbursement to the consumer will be available or will be sufficient to allow the Company to sell its products on a competitive basis.

         8. ACCOUNTS PAYABLE DELINQUENCIES. A significant number of the Company's accounts payable have been or are delinquent. As of March 31, 1995, the Company had total accounts payable in the amount of $5,681,000, of which approximately 5% or $300,000 was overdue. The Company will utilize a portion of the proceeds of this Offering to make some of these payments.

         9. UNPREDICTABILITY OF PATENT PROTECTION; PROPRIETARY TECHNOLOGY. Belmac has filed numerous patent applications and has been granted a number of patents. However, there can be no assurance that its pending applications will be issued as patents or that any of its issued patents will afford adequate protection to the Company or its licensees. Other private and public entities have also filed applications for, or have been issued, patents and are expected to obtain patents and other proprietary rights to technology which may be harmful to the commercialization of the Company's products. The ultimate scope and validity of patents which are now owned by or may be granted to third parties in the future, the extent to which the Company may wish or be required to acquire rights under such patents, and the cost or availability of such rights cannot be determined by the Company at this time. In addition, Belmac also relies on unpatented proprietary technology in the development

                                                                   Initial ____

                               Page 8 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


and commercialization of its products. There is no assurance that others may not independently develop the same or similar technology or obtain access to the Company's proprietary technology.

         Belmac also relies upon trade secrets, unpatented proprietary know-how and continuing technological innovations to develop its competitive position. All of the Company's employees with access to the Company's proprietary information have entered into confidentiality agreements and have agreed to assign the Company any inventions relating to the Company's business made by them while in the Company's employ. However, there can be no assurance that others may not acquire or independently develop similar technology or, if patents in all major countries are not issued with respect to the Company's products, that the Company will be able to maintain information pertinent to such research as proprietary technology or trade secrets.

         10. TECHNOLOGICAL CHANGE AND COMPETITION. The pharmaceutical industry has undergone rapid and significant technological change. The Company expects the technology to continue to develop rapidly, and the Company's success will depend significantly on its ability to maintain a competitive position. Rapid technological development may result in actual and proposed products or processes becoming obsolete before the Company recoups a significant portion of related research and development and commercialization expenses.

         Belmac competes with other pharmaceutical companies, biotechnology firms and chemical companies which have substantially greater financial, marketing and human resources than those of the Company (including, in some cases, substantially greater experience in clinical testing, production and marketing of pharmaceutical products). The Company also experiences competition in the development of its products and processes from individual scientists, hospitals, universities and other research institutions and, in some instances, competes with others in acquiring technology from these sources.

         11. ATTRACTION AND RETENTION OF KEY PERSONNEL. The Company believes that it has been successful in attracting skilled and experienced management and scientific personnel. There can be no assurance, however, that Belmac will continue to attract and retain personnel of high caliber. Since January 1994 two individuals who have each served as chief executive officer and a member of its board of directors and an additional member of its board have resigned from their respective positions. The loss of key management or scientific personnel could have an adverse impact on the Company. The Company has not entered into
non  competition   agreements   with  its  key  employees   and  such  employees
would  therefore  be  able  to  leave  and  compete  with   the  Company.





                                                                   Initial ____

                               Page 9 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


         12. RISK OF PRODUCT LIABILITY. The Company faces an inherent business risk of exposure to product liability claims in the event that the use of its technology or prospective products is alleged to have resulted in adverse effects. While it has taken, and will continue to take, what it believes are appropriate precautions, there can be no assurance that it will avoid significant liability exposure. Belmac maintains product liability insurance in the amount of $5 million. However, there is no assurance that this coverage will be adequate in terms and scope to protect the Company in the event of a product liability claim. In connection with the Company's clinical testing activities, the Company may, in the ordinary course of business, be subject to substantial claims by, and liability to, subjects who participate in its studies.

         13. VOLATILITY OF SHARE PRICE. The market price of the Company's shares since Belmac's initial public offering in February 1988 has been volatile. Factors such as announcements of technological innovations or new commercial products by the Company or its competitors, the results of clinical testing, patent or proprietary rights, developments or other matters may have a significant impact on the market price of the Common Stock.

         14. POSSIBLE DELISTING OF COMMON STOCK FROM AMERICAN STOCK EXCHANGE. The Company currently does not satisfy some of the American Stock Exchange's financial guidelines for continued listing of its Common Stock. While there can be no assurance that listing on the American Stock Exchange will be continued, management of the Company believes that the Company's business prospects are improving and that it will be able to maintain continued listing. If the Common Stock were delisted, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the price of the Common Stock.

         15. LACK OF DIVIDENDS; INABILITY TO FUND DIVIDEND PAYMENTS. Belmac has not paid dividends on its Common Stock since its inception and does not intend to pay any dividends on its Common Stock in the foreseeable future. The holders of the Company's outstanding Series A Preferred Stock have been entitled to receive cumulative dividends, payable annually on October 15, since 1992, out of funds legally available therefor at the rate of $2.25 per year on each share of Series A Preferred Stock. The Company has not paid dividends to holders of Series A Preferred Stock due on October 15, 1994. These arrearages currently have the effect of limiting the payment of cash dividends to holders of Common Stock. There can be no assurance that cash flow from Belmac's future operations will be sufficient to meet these obligations.



                                                                   Initial ____

                               Page 10 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.



         16. BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately all of the estimated net proceeds from this Offering has been allocated to working capital. Accordingly, the Company's management will have broad discretion as to the application of such funds.

         17. CERTAIN FLORIDA LEGISLATION. The State of Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law also authorizes the Company to indemnify the Company's directors, officers, employees and agents.

         18. UNCERTAINTY OF ORPHAN DRUG DESIGNATION. Under the Orphan Drug Act, the FDA may designate a product or products as having Orphan Drug status to treat a rare disease or condition, which is a disease or condition that affects populations of less than 200,000 individuals in the United States or, if victims of a disease number more than 200,000, the sponsor establishes that it does not realistically anticipate its product sales will be sufficient to recover its costs. If a product is designated an Orphan Drug, then the sponsor is entitled to recover its costs and receive certain incentives to undertake the development and marketing of the product, including limited tax credits and high-priority FDA review of a New Drug Application ("NDA"). In addition, the sponsor that obtains the first marketing approval for a designated Orphan Drug for a given indication is eligible to receive marketing exclusivity for a period of seven years. There may be multiple designations of Orphan Drug status for a given drug and for different indications. However, only the sponsor of the first approved NDA for a given drug for its use in treating a given rare disease may receive marketing exclusivity. While it may be advantageous to obtain Orphan Drug status for eligible products, there can be no assurance that the precise scope of protection that is currently afforded by Orphan Drug status will be available in the future or that the current level of exclusivity and tax credits will remain in effect. Currently, Congress is considering legislation that would amend the Orphan Drug Act and may limit the scope of marketing exclusivity granted to Orphan Drug products. Moreover, the Orphan Drug Act tax credits expired on June 30, 1992. Although legislation has been introduced to renew these tax benefits, there can be no assurance that they will be renewed.



                                                                   Initial ____

                               Page 11 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


         The undersigned understands that, because of the Company's financial condition and acute working capital problem as well as the other risk factors referred to herein and in the Information Documents, he could lose his entire investment.

         The undersigned also understands the following:

         THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER AND/OR THE INFORMATION DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         In connection with the subscription being made hereby the undersigned also warrants and represents that:

                  (a) He has not received any general solicitation or advertising regarding the Private Placement or been furnished with any oral representation or oral information in connection with the Private Placement which is not set forth herein or in the Information Documents;

                  (b) He has sufficient knowledge and experience of financial and business matters so that he is able to evaluate the merits and risks of purchasing the Units and has determined that the Units are a suitable investment for him;

                  (c) He has the means to provide for his personal needs, possesses the ability to bear the economic risk hereunder indefinitely, and can afford a complete loss of his investment;

                  (d) He has carefully read and reviewed this Subscription Agreement and Investment Letter, the form of Note, and the Information Documents, and has asked such questions of the Company's management and received from them such information as he deems necessary in order for him to make an informed decision with respect to the purchase of the Units;


                                                                   Initial ____

                               Page 12 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.



                  (e) He understands the meaning of the twelfth and thirteenth paragraphs of this Subscription Agreement and Investment Letter and that the Company will prohibit the transfer of the undersigned's Units and Underlying Securities absent full compliance with the Act, the Exchange Act and all applicable state securities laws;

                  (f) He has had substantial experience in previous private and public purchases of speculative securities and is not relying on the Company or its affiliates with respect to economic considerations involved in this investment; and

                  (g) He has reviewed carefully the definition of Accredited Investor as set forth below and is an Accredited Investor within that definition. The particular subparagraph or subparagraphs by which the undersigned qualifies as such is (are) filled in by him below.

                        DEFINITION OF ACCREDITED INVESTOR

                  The term "accredited investor" is defined in Rule 501(a) of Regulation D Promulgated under the Act as follows:

         (a) Certain banks, savings and loan institutions, broker-dealers, investment companies and other entities including an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000;

         (b) Certain banks, savings and loan institutions, broker-dealers, investment companies and other entities including an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000;

         (c) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         (d) Any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;



                                                                   Initial ____

                               Page 13 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


         (e) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

         (f) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

         (g) Any natural person who had an individual income in excess of $200,000 or, with that person's spouse a joint income in excess of $300,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000, or $300,000 with that person's spouse, in the current year;

         (h) Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D; or

         (i) Any entity in which all of the equity owners are accredited investors under any of the paragraphs above.

THE   UNDERSIGNED   SUBSCRIBER   IS  AN   ACCREDITED   INVESTOR   BY  REASON  OF
SUBPARAGRAPH(S) _____________ SET FORTH IN THE DEFINITION ABOVE.

         In connection with the foregoing representations the undersigned has appended hereto as EXHIBIT A, a Purchaser Questionnaire which he has completed and executed. He represents and warrants that the information set forth therein as well as all other information which he is furnishing to the Company with respect to his financial condition and business experience is accurate and complete as of the date hereof and he covenants that, in the event a material change should occur in such information, he will immediately provide the Company with such revised or corrected information.

         All notices, requests, demands and other communications under this Subscription Agreement shall be in writing and shall be deemed to have been given only when delivered in person or, if mailed, when mailed by certified or registered mail prepaid, to the parties at their respective addresses set forth herein, or at such other address as may be given in writing in future by either party to the other.



                                                                   Initial ____

                               Page 14 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.



         The undersigned acknowledges and agrees that:

                  (a) He has full power and authority to enter into this Agreement which, upon his execution, will constitute a valid and legally binding obligation by him;

                  (b) The Company may, in its sole discretion (i) reject this Subscription Agreement in whole or in part; and (ii) accept subscription agreements other than in the order received;

                  (c) If for any reason this Private Placement does not close or the undersigned's subscription is not accepted by the Company, the undersigned shall have no claims against the Company, Coleman, or their respective officers, directors, employees or affiliates and shall have no interest in the Units, Underlying Securities or the Company;

                  (d) He shall indemnify and hold harmless the Company, Coleman, and their respective officers, directors, employees and affiliates against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by him herein or in any other document provided by him to any of the foregoing in connection with this transaction;

                  (e) The representations, warranties and agreements made by the undersigned set forth herein shall survive the closing of the Private Placement;

                  (f) Neither this Subscription Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought;

                  (g) The laws of the State of New York shall govern the interpretation and enforcement of this Subscription Agreement. In the event of a dispute, the undersigned agrees that any law suit brought to enforce or interpret the provisions hereof shall be brought in state or federal courts, as appropriate, in New York County, New York, and the undersigned agrees to submit to the personal jurisdiction of such court;


                                                                   Initial ____

                               Page 15 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.



                  (h)    This  Subscription   Agreement   may   be  executed  in
counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument; and

                  (i)  This  Subscription   Agreement   constitutes  the  entire
agreement of the parties hereto, and supersedes all prior understandings with respect to the subject matter hereof.

                  The undersigned hereby agrees to purchase ______ Unit(s) as set forth in the first paragraph of this Subscription Agreement and Investment Letter, and is tendering herewith his check therefor in the amount of $______________, made payable to Citibank N.A. - Belmac Corporation Escrow Account.

Very truly yours,


DATE:____________________


_________________________
(Signature)

_________________________
(Please print name)

ADDRESS:    ______________________                 TELEPHONE NUMBER:___________

            ______________________                 SOCIAL SECURITY OR
                                                   IRS IDENTIFICATION
            ______________________                 NUMBER: ____________________

DATE:       ______________________







ACCEPTED:
BELMAC CORPORATION

By  _____________________



                                                                   Initial ____

                               Page 16 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.



                            ACKNOWLEDGMENT FORM FOR
                           INDIVIDUAL OR JOINT OWNERS


STATE OF  _____________

COUNTY OF _____________

                  I HEREBY  CERTIFY  that  _____________________________,  whose name(s) (is) (are) signed to the foregoing instrument acknowledged the same before me in my aforesaid jurisdiction on this _____ day of ________________, 19____

____________________  Notary Public

My Commission Expires _______________


                            ACKNOWLEDGMENT FORM FOR
                              PARTNERSHIP OR TRUST



                  I  HEREBY  CERTIFY that ____________________________, (general partner of the partnership) (trustee of the trust) executed the foregoing instrument, acknowledged the same as the act and deed of said (partnership) (trust) before me in my aforesaid jurisdiction on this _____ day of _____________ 19___.


____________________  Notary Public

My Commission Expires _______________




                                                                   Initial ____

                               Page 17 of 18 Pages

Subscription Agreement and Investment Letter for investment in Units of Belmac Corporation dated
_________ __, ____.


                      ACKNOWLEDGMENT FORM FOR CORPORATIONS


STATE OF  _____________

COUNTY OF _____________


         I HEREBY CERTIFY that _______________________, President and _________,
Secretary of the corporation that executed the foregoing instrument acknowledged as the act and deed of said corporation before me in my aforesaid jurisdiction on this ______ day of __________, 19___.



____________________  Notary Public

My Commission Expires _______________



                               Page 18 of 18 Pages